ARTICLES OF INCORPORATION
FILED # C14871-00                    OF
                               ELITE VISIONS, INC.
MAY 26, 2000
IN THE OFFICE OF
/S/DEAN HELLER
--------------
DEAN HELLER SECRETARY OF STATE

               KNOW ALL MEN BY THESE PRESENTS:


               That I, Flora L. Murillo the undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, relating to the General Corporation Law,

               DO HEREBY CERTIFY:

FIRST:         The name of the corporation is ELITE VISIONS, INC.

SECOND: This corporation is authorized to carry on any lawful business or enterprise.

THIRD: The amount of the total authorized capital stock of this corporation is 20,000 shares, said shares being a par value of $.001 and non-assessable.

FOURTH: The members of the governing board of this corporation shall be styled directors. The first board of directors shall consist of 2 members and the names and addresses are as follows:

               Douglas Beatty                  Rhett Seabrook
               2343 Macleure Hall Ave.         510 East Ashley Avenue
               Charleston, SC 29412            Folley Beach, SC 29439

FIFTH:         The names and address of the incorporator is as follows:

Name                                            Post Office Address
----                                            -------------------

Flora L. Murillo                                c/o BLUMBERG EXCELSIOR CORPORATE
                                                    SERVICES INC.
                                                    62 WHITE STREET, 2ND FLOOR
                                                    NEW YORK, NY 10013

SIXTH:         The period of existence of this corporation shall be perpetual.

SEVENTH: The name of the resident agent and the registered office address of ELITE VISIONS, INC. is as follows: XL CORPORATE SERVICES, INC., 88 SOUTH "E" STREET, POST OFFICE BOX 366, VIRGINIA CITY, NV 89440

--------------------------------
STATE OF NEVADA
Secretary of State

I hereby certify that this is a
true and complete copy of the
document as filed in this office.



MAY 26, 2000


/S/ DEAN HELLER
---------------
Dean Heller
Secretary of State

----------------------------------

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EIGHTH:        The directors and officers of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duties as a director or officer. However, this provision shall not be interpreted to eliminate or limit the liability of a director or officer for acts or omission which involve intentional misconduct, fraud or a knowing violation of law; or the payment of distributions in violation of NRS 78.300.

               I, FLORA L. MURILLO, the undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, do make, file and record this certificate, and do certify that the facts herein stated are true and I have accordingly hereunto seal my hand this 25th day of MAY, 2000.

               /S/ FLORA L. MURILLO
               --------------------
               Flora L. Murillo,
               Incorporator


               STATE OF NEW YORK               )
                                               ) SS.:
               COUNTY OF NEW YORK              )

               On MAY 25, 2000, personally appeared before me, a Notary Public, FLORA L. MURILLO who acknowledged that they executed the above instrument.


               /S/ MARC D. MOEL
               ----------------
               Notary Public


          MARC D. MOEL
Notary Public, State of New York
         No. 21-1954980
  Qualified in New York County
Commission Expires Aug. 23, 2001